EXHIBIT 10.25
AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
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[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
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This [ ] Global Restricted Stock Unit/Restricted Stock Award Agreement sets forth the terms and conditions of the Restricted Stock Units (or Restricted Stock) granted by American Express Company pursuant to the Company’s 2016 Incentive Compensation Plan to select employees in Band 99 during [ ]. Capitalized terms used herein have the meanings given such terms herein or by Appendix A.
Additional specific terms of a Participant’s Award under this Agreement are set forth in the Participant’s Award Communication, which shall include the Date of Grant, the Number of Shares, the Vesting Date, and any additional terms applicable to such Award. The terms of the performance vesting requirement applicable to a Participant’s Award under this Agreement are set forth on Schedule A, including the Performance Requirement and the Performance Period.
For Awards granted in special situations (such as grants to newly hired or promoted Participants), the vesting and/or Performance Requirement, if any, and references to the Date of Grant, the Vesting Date or the Performance Period applicable to the Participant’s Award may vary from the terms set forth in this Agreement, as specified in the Participant’s Award Communication, which terms shall apply instead of the terms set forth in this Agreement. If a Participant’s Award Communication provides for vesting of the Number of Shares in installments, references to the Vesting Date shall refer to the date an installment vests and references to Earned Shares shall refer to the portion of the Number of Shares that vest on a given Vesting Date, as applicable, and each installment will be treated separately under this Agreement as necessary to give effect to the intent thereof.
Section 1.Vesting.
(a)Vesting Date. Subject to Section 1(b), Section 1(c) and the other terms of this Agreement, a Participant’s Award shall vest for the number of Earned Shares on the Vesting Date.
(b)Continued Employment Requirement. Except as otherwise provided by Section 2, Section 3 or Section 4, the vesting of a Participant’s Award is subject to and conditioned upon the Participant’s continued Employment at all times during the period beginning with the Date of Grant and ending on the Vesting Date.
For purposes of the Award, the Participant’s Employment will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any),
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and unless otherwise expressly provided in this Agreement, the Participant’s Award Communication or the Participant’s Notice Agreement, or determined by the Company, the Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
(c)Performance Requirement. Except as otherwise provided by Section 2 or Section 4, or by the Participant’s Award Communication for an Award granted in a special situation (such as a grant to a newly hired or promoted Participant), the vesting of a Participant’s Award is subject to and conditioned upon: (i) the Company achieving at least the threshold level of performance under the Performance Requirement for the Performance Period, each as set forth on Schedule A, (ii) the Committee determining the RSU Payout Percentage pursuant to Schedule A based on the level of performance achieved, (iii) the Committee determining the number of shares eligible for vesting (the “Earned Shares”) based on the RSU Payout Percentage, and (iv) the Committee approving the vesting and payment of the Earned Shares. (For the avoidance of doubt, the number of Earned Shares under a Participant’s Award may exceed the Award’s Number of Shares in the event of above-target performance.) Notwithstanding any other provision of this Agreement, if the requirements of this Section 1(c) are not satisfied, then except as otherwise provided by Section 2 or Section 4, the Participant’s Award will be forfeited.
(d)Portion Which Does Not Vest. To the extent that a portion of a Participant’s Award does not vest pursuant to Section 1(a), Section 2, Section 3 or Section 4, such portion of the Award shall be forfeited and cancelled by the Company.
Section 2.    Death or Disability. (For Awards Granted before February 1, 2023)
Notwithstanding anything in this Agreement to the contrary, if a Participant ceases Employment by reason of the Participant’s death or Disability before the Vesting Date, the Participant’s Award shall immediately vest on the date of the Participant’s death or Disability, the RSU Payout Percentage for the Participant’s Award shall be 100% and the Participant’s Award shall no longer be subject to the vesting conditions set forth in Section 1(b) or Section 1(c).
Section 2.Death or Disability. (For Awards Granted on or after February 1, 2023)
(a)Death. Notwithstanding anything in this Agreement to the contrary, (i) if a Participant ceases Employment by reason of the Participant’s death before the Vesting Date, or (ii) if a Participant ceased Employment by reason of the Participant’s Retirement before the Vesting Date, the Award continued pursuant to Section 3 and the Participant dies before the Vesting Date, then the Participant’s Award shall immediately vest on the date of the Participant’s death, the RSU Payout Percentage for the Participant’s Award shall be 100% and the Participant’s Award shall no longer be subject to the vesting conditions set forth in Section 1(b) or Section 1(c). For the avoidance of doubt, if the Participant ceased Employment by reason of the Participant’s Retirement before the Vesting Date and the Award did not continue pursuant to Section 3, this Section 2(a) shall not apply.
(b)Disability. Notwithstanding anything in this Agreement to the contrary, if a Participant ceases Employment by reason of the Participant’s Disability before the Vesting
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Date, then the Participant’s Award shall immediately vest on the date of the Participant’s Disability, the RSU Payout Percentage for the Participant’s Award shall be 100% and the Participant’s Award shall no longer be subject to the vesting conditions set forth in Section 1(b) or Section 1(c).
Section 3.    Retirement. (For Awards Granted before February 1, 2023)
(a)    Participants Outside European Union and United Kingdom. If a Participant’s home base country is outside the European Union and the United Kingdom, then: (A) if the Participant ceases Employment by reason of the Participant’s Early Retirement before the Vesting Date, and the date of Early Retirement is more than one year after the Date of Grant, the Participant’s Award shall continue and vest on the Vesting Date for the number of Earned Shares determined under Section 1(c); and (B) if the Participant ceases Employment by reason of the Participant’s Full Retirement before the Vesting Date, the Participant’s Award shall continue and vest on the Vesting Date for the number of Earned Shares determined under Section 1(c); in each case, without regard to the vesting condition set forth in Section 1(b).
(b)    Participants Within European Union or United Kingdom. If a Participant’s home base country is in the European Union or the United Kingdom, then if the Participant ceases Employment by reason of the Participant’s EU/UK Retirement before the Vesting Date, and the date of EU/UK Retirement is more than one year after the Date of Grant, the Participant’s Award shall continue and vest on the Vesting Date for the number of Earned Shares determined under Section 1(c), without regard to the vesting condition set forth in Section 1(b).
Section 3.Retirement. (For Awards Granted on or after February 1, 2023)
(a)Participants Outside Select European Countries. If a Participant’s home base country is outside of the countries listed in Section C1 of Appendix C on the Date of Grant, then: (A) if the Participant ceases Employment by reason of the Participant’s Early Retirement before the Vesting Date, and the date of Early Retirement is more than one year after the Date of Grant, the Participant’s Award shall continue and vest on the Vesting Date for the number of Earned Shares determined under Section 1(c); and (B) if the Participant ceases Employment by reason of the Participant’s Full Retirement before the Vesting Date, the Participant’s Award shall continue and vest on the Vesting Date for the number of Earned Shares determined under Section 1(c); in each case, without regard to the vesting condition set forth in Section 1(b) and except as otherwise provided by Section 2(a) in the event of the death of the Participant after Retirement and before the Vesting Date.
(b)Participants Within Select European Countries. If a Participant’s home base country is one of the countries listed in Section C1 of Appendix C on the Date of Grant, then if the Participant ceases Employment by reason of the Participant’s Select European Country Retirement before the Vesting Date, and the date of Select European Country Retirement is more than one year after the Date of Grant, the Participant’s Award shall continue and vest on the Vesting Date for the number of Earned Shares determined under Section 1(c), without regard to the vesting condition set forth in Section 1(b) and except as otherwise provided by Section 2(a) in the event of the death of the Participant after Select European Country Retirement and before the Vesting Date.
Section 4.Change in Control. Notwithstanding anything in this Agreement to the contrary, but subject to Appendix B, which could negate the treatment provided by this Section 4 as a result of Section 280G of the Code, in the event of a Defined Termination of a Participant before the Vesting Date, the Participant’s Award shall immediately vest on the date of the Defined Termination for a number of shares based on either (i) the degree of the
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Performance Requirement attained as of the date of the Defined Termination, and/or (ii) the portion of the Performance Period elapsed as of the date of the Defined Termination, as determined by the Committee, and the Participant’s Award shall no longer be subject to the vesting conditions set forth in Section 1(b) or Section 1(c).
Section 5.Other Termination. Unless the Committee determines otherwise, then except as otherwise provided by Section 2, Section 3, Section 4 or a Participant’s Award Communication, in the event that a Participant’s Employment terminates for any reason before the Vesting Date, the Participant’s Award shall be immediately forfeited and cancelled by the Company.
Section 6.Terms Applicable Only to Restricted Stock Units.
(a)Payment.
(i)Generally. Subject to Section 6(b), Section 8(a) and Section 8(b), and except as otherwise provided by Section 6(a)(ii) or Section 6(a)(iv)(A), as soon as practical following the Vesting Date, but no later than the end of the calendar year in which the Vesting Date occurs, the Company shall issue to a Participant the number of Earned Shares from the vesting of the Participant’s Restricted Stock Units, less the number of any shares withheld or cancelled to satisfy withholding obligations for Tax-Related Items pursuant to Section 8(b).
(ii)Death or Disability. Subject to Section 6(b), Section 8(a) and Section 8(b), as soon as practical (but in no event later than 90 days) after the date of a Participant’s death or Disability, the Company shall issue to the Participant the number of Earned Shares from the vesting of the Participant’s Restricted Stock Units pursuant to Section 2, less the number of any shares withheld or cancelled to satisfy withholding obligations for Tax-Related Items pursuant to Section 8(b). In the case of death, the issuance of shares is subject to the Company receiving required documentation from the legal representatives of the estate.
(iii)Retirement. Subject to Section 6(b), Section 8(a) and Section 8(b), the Company shall issue to a Participant the number of Earned Shares from the vesting of the Participant’s Restricted Stock Units pursuant to Section 3, less the number of any shares withheld or cancelled to satisfy withholding obligations for Tax-Related Items pursuant to Section 8(b), at the time specified by Section 6(a)(i) (or at the time provided by Section 6(a)(ii) in the event of the death of the Participant after Retirement and before the Vesting Date).
(iv)Change in Control. Subject to Section 6(b), Section 8(a) and Section 8(b), the Company shall issue to a Participant the number of Earned Shares from the vesting of the Participant’s Restricted Stock Units pursuant to Section 4 and after the application of Appendix B, less the number of any shares withheld or cancelled to satisfy withholding obligations for Tax-Related Items pursuant to Section 8(b), as follows:
(A)    if the Change in Control qualifies as a Section 409A Change Event, then the shares shall be issued to the Participant immediately upon the occurrence of the Defined Termination, but in no event later than five days thereafter; or
(B)    if the Change in Control does not qualify as a Section 409A Change Event, then the shares shall be issued to the Participant at the time specified by Section 6(a)(i).
(v)Issuance. The issuance of shares pursuant to this Section 6 may be made by crediting the shares to an account for the benefit of the Participant or by such other permissible manner chosen by the Company, in its sole discretion. As provided by
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Paragraph 18(e) of the Plan, legal counsel for the Company must be satisfied at the time of the issuance of the shares that such issuance of shares will be in compliance with the Securities Act and applicable United States federal, state, local and foreign laws, and the Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares to be issued hereunder or to effect similar compliance under any state or local laws.
(b)Documentation. The Participant must provide the Company with any forms, documents or other information reasonably required by the Company.
(c)No Shareholder Rights. Until the shares from the payment of Restricted Stock Units to a Participant have been issued to the Participant, the Participant shall have no rights as a shareholder of the Company with respect to such shares, and in particular, shall not be entitled to vote such shares or to receive any dividend or other distribution paid or made in respect of such shares (other than the dividend equivalents provided by Section 6(d)).
(d)Dividend Equivalents. Prior to the vesting or forfeiture of the Participant’s Restricted Stock Units, there shall be accrued on the Number of Shares an amount(s) equivalent to the regular cash dividends paid, if any, on the underlying shares. In the event of the vesting and payment of the Restricted Stock Units, the dividend equivalents accrued on the Earned Shares, less any Tax-Related Items that the Company determines are required to be withheld therefrom, shall be paid at the time that the Earned Shares are issued to the Participant. In the event of the forfeiture or cancellation of all or a portion of the Number of Shares, the dividend equivalents accrued on the portion of the Number of Shares that are forfeited shall also be forfeited. For Restricted Stock Units granted to a Participant in a special situation (such as a grant to a newly hired or promoted Participant), the Participant’s Award Communication may provide for different terms, treatment and/or payment of any dividend equivalents on the Participant’s Restricted Stock Units.
Section 7.Terms Applicable Only to Restricted Stock.
(a)Grant of Restricted Stock instead of Restricted Stock Units. The Company may grant an Award of Restricted Stock to a Participant in lieu of Restricted Stock Units in certain circumstances (e.g., when Restricted Stock has a tax advantage to the Participant or the Company). Participants located in one of the countries listed in Section C2 of Appendix C on the Date of Grant are granted Awards of Restricted Stock instead of Restricted Stock Units. The terms of Awards of Restricted Stock generally are the same as those of Restricted Stock Units, except that the provisions of this Section 7 apply instead of the provisions of Section 6 to reflect the difference between Awards of Restricted Stock and Restricted Stock Units in light of the differences from the time when the shares underlying the Award are issued.
(b)Issuance of Shares upon Grant. Subject to the terms of the Plan, Section 7(c) and the other terms of this Agreement, upon the grant of an Award of Restricted Stock to a Participant, the Company shall issue to the Participant the Number of Shares for such Award either by means of an uncertificated book entry position maintained by the Company’s transfer agent and registrar, by crediting the shares to an account for the benefit of the Participant or by such other permissible manner chosen by the Company, in its sole discretion. The number of shares issued to the Participant pursuant to this Section 7(b) shall be less the number of any shares withheld or cancelled to satisfy withholding obligations for Tax-Related Items pursuant to Section 8(b), if any.
(c)Restrictions on Transfers. Except as otherwise determined by the Committee, the shares from a Participant’s Award of Restricted Stock cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of before such shares have vested pursuant to this Agreement and the Participant’s Award Communication, and shall be held in
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escrow by the Company until such time. If a Participant attempts to violate this Section 7(c), such attempted violation shall be null and void and without effect, and the Participant’s Award of Restricted Stock shall be forfeited and cancelled by the Company.
(d)Documentation. The transfer of shares to a Participant upon the grant of an Award of Restricted Stock and the vesting of such Restricted Stock are subject to the Participant providing to the Company any forms, documents or other information reasonably required by the Company.
(e)Shareholder Rights. As provided by Paragraph 7(f) of the Plan, a Participant to whom an Award of Restricted Stock has been made shall have the rights as a shareholder of the Company with respect to the shares underlying the Participant’s Award of Restricted Stock as of the date such shares are issued to the Participant pursuant to Section 7(b), including the right to vote such shares.
(f)Dividends. As a shareholder with respect to the shares underlying an Award of Restricted Stock, on and after the date such shares are issued to the Participant pursuant to Section 7(b) and before the cancellation of such shares pursuant to this Agreement, a Participant to whom an Award of Restricted Stock has been made shall be entitled to receive any dividends or other distributions paid or made in respect of such shares, less any applicable Tax-Related Items that the Company determines are required to be withheld therefrom. A Participant’s Award Communication may provide for different terms, treatment and/or payment of any dividends on the Participant’s Award of Restricted Stock.
(g)Vesting. Subject to the terms and conditions of this Agreement, including Section 8(b), and a Participant’s Award Communication, upon the vesting of a Participant’s Award of Restricted Stock, the number of Earned Shares shall no longer be subject to the restrictions on transfer of Section 7(c). In the event that the number of Earned Shares under a Participant’s Award of Restricted Stock exceeds the Number of Shares specified in the Participant’s Award Communication, then subject to Section 6(b), Section 8(a) and Section 8(b), the Company shall issue to the Participant the excess number of shares at the time specified by Section 6(a)(i).
Section 8.Additional Terms Applicable to All Awards.
(a)Compliance with Laws. If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any United States federal, state, local or foreign law of any shares to be issued pursuant to an Award is necessary or desirable, issuance of such shares shall not be made in shares until such listing, registration or qualification shall have been completed.
(b)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying shares, including, but not limited to, the grant or vesting of the Award, the subsequent sale of any shares acquired pursuant to the Award and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as
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applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Company and/or the Employer, or their respective agents, at their discretion, may satisfy, or allow the Participant to satisfy, the withholding obligation with regard to all Tax-Related Items by any of the following, or a combination thereof:
(i)withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Employer; or
(ii)withholding or cancelling a number of shares subject to the Award with a Fair Market Value sufficient to cover the Tax-Related Items; or
(iii)authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares subject to the Award with a Fair Market Value sufficient to cover the Tax-Related Items and to remit to the Company the sale proceeds; or
(iv)any other method deemed by the Company to comply with applicable law.
The Company and/or the Employer have the right and option, but not the obligation, to treat the Participant’s failure to provide timely payment of any tax withholding with regard to all Tax-Related Items as the Participant’s election to satisfy all or a portion of the tax withholding pursuant to Section 8(b)(ii) above.
The Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including the maximum rate applicable in the Participant’s jurisdiction. If Tax-Related Items are withheld in excess of the Participant’s actual tax liability, any over-withheld amount may be refunded to the Participant in cash by the Company or Employer (with no entitlement to the share equivalent) or, if not refunded, the Participant may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding any shares deliverable to the Participant, for tax purposes, the Participant will be deemed to have been issued the full number of Earned Shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items.
Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.
(c)No Assignment. As provided by Paragraph 7(b) and Paragraph 18(d) of the Plan, except as otherwise determined by the Committee or permitted by the Plan, a Participant may not sell, assign, transfer, pledge, hypothecate, encumber in whole or in part, or otherwise dispose of the Participant’s Award (or the shares underlying such Award) or the Participant’s rights and interest under the Award (except by will or the laws of descent and distribution in the event of the Participant’s death), including, but not limited to, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. If a Participant or anyone claiming under or through the Participant attempts to violate this Section 8(c), such attempted violation shall be null and void and without effect.
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(d)No Assumption or Substitution Required. In the event that the Company or any of its Affiliates is a participant in a corporate merger, consolidation or other similar transaction, neither the Company nor such Affiliate shall be obligated to cause any other participant in such transaction to assume a Participant’s Award or to substitute a new award for the Award under this Agreement.
(e)Detrimental Conduct. A Participant’s Award is subject to the provisions of Appendix D and the Consent to Detrimental Conduct Provisions executed by the Participant, which if violated, could result in the forfeiture and recoupment of the Award and the proceeds from the Award. The Company will determine, in its sole discretion, the terms on which and the process by which the Participant must repay any amount pursuant to this Section 8(e). The Company may issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any Shares and other amounts acquired pursuant to the Award to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of this Section 8(e).
(f)Clawback. Notwithstanding anything in the Plan, this Agreement or any Award Communication to the contrary, a Participant’s Award (and any shares of Stock or other amounts payable thereunder) are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with the Clawback Requirements. The Company will determine, in its sole discretion, the appropriate amount required to be reduced, cancelled, repaid, forfeited or recouped, as applicable, as well as the terms on which and the process by which the Participant must repay any amount pursuant to this Section 8(f). The Company may issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any Shares and other amounts acquired pursuant to the Award to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of this Section 8(f).
(g)FDIA Limitations. As provided by Paragraph 4(f)(i) of the Plan, notwithstanding any other provision of the Plan, this Agreement or any Award Communication, vesting and payment of Awards pursuant to this Agreement are subject to and conditioned upon their compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.
Section 9.Miscellaneous.
(a)Incorporation of Plan and Award Communication. The Award is subject to the Plan, the Award Communication and any interpretations by the Committee under the Plan or the Award Communication, which are hereby incorporated into this Agreement by reference and made a part hereof.
(b)Administration, Interpretation, Etc. Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan, this Agreement or a Participant’s Award Communication shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the Participant’s Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan, this Agreement or the Participant’s Award Communication, by the Company, the Board or the Committee.
(c)Correction. The Committee may rescind, without further notice to a Participant, any Award or portion thereof issued to the Participant in duplicate, or in error.
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(d)Amendment.
(i)The terms of a Participant’s Award (including terms under this Agreement or the Participant’s Award Communication) may be amended from time to time by the Committee, in its sole discretion, in any manner that the Committee deems necessary or appropriate; provided, however, that (A) no such amendment shall adversely affect in a material manner any right of the Participant under the Award without the written consent of the Participant; and (B) the Committee may not amend or delete Section 4 or Section A1(g) in a manner that is detrimental to the Participant without the Participant’s written consent.
(ii)The Chief Colleague Experience Officer (or his or her delegate) may amend, revise or make any changes to this Agreement to reflect any amendments, revisions, changes or other actions approved or taken by the Committee pursuant to Section 9(d)(i).
(e)Dilution and Other Adjustments.
(i) As provided by Paragraph 15(a) of the Plan, in the event of any change in the outstanding shares of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee shall make such adjustment in the class and the Number of Shares or other terms of the Award Communications of outstanding Awards as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes.
(ii)As provided by Paragraph 15(b) of the Plan, in the event of any merger, consolidation or similar transaction as a result of which the holders of shares of the Company receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust the Award to the extent outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares subject to such Award would have received in such merger, consolidation or similar transaction.
(iii)As provided by Paragraph 15(c) of the Plan, in the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (C) a merger, consolidation or similar transaction involving the Company in which the holders of shares of the Company receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee shall, to the extent deemed appropriate by the Committee, have the power to provide for the exchange of the Award (whether or not then exercisable or vested) for an Award with respect to (1) some or all of the property which a holder of the number of shares of the Company subject to such Award would have received in such transaction or (2) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee in the number of shares subject to the Award or provide for a payment (in cash or other property) to the Participant in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of the Award in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee, have the power to cancel, effective immediately prior to the occurrence of such event, the Award (whether or not then vested), and, in full consideration of
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such cancellation, pay to the Participant an amount in cash, for each share subject to such Award, equal to the value, as determined by the Committee of such Award.
(f)Beneficiary Designation. As provided by Paragraph 17 of the Plan, a Participant may, in a manner determined by the Committee in its discretion, designate a beneficiary or beneficiaries to receive any payment to which such Participant may be entitled under the Participant’s Award in the event of such Participant’s death. If a Participant does not designate a beneficiary, or if no designated beneficiary is living on the date on which any amount becomes payable under the Participant’s Award, such payment will be made to the legal representatives of the Participant’s estate, which will be deemed to be the Participant’s designated beneficiary under the Participant’s Award. If there is any question as to the legal right of a Participant’s beneficiary to receive a distribution under the Participant’s Award, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the Participant’s estate, in which event the Company, the Board and the Committee will have no further liability to anyone with respect to such amount.
(g)Governing Law and Venue. As provided by Paragraph 18(n) of the Plan, the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan and to the Award issued under this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York. For purposes of litigating any dispute that arises under this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New York, and agree that such litigation shall be conducted in the courts of New York County, or the federal courts for the United States for the Southern District of New York, where this grant is made and/or to be performed.
(h)Section 409A. Awards of Restricted Stock and the dividends paid thereon are intended to be exempt from Section 409A, and Restricted Stock Units and the dividend equivalents payable thereon are intended to comply with the requirements of Section 409A, and the Plan, this Agreement and the Award Communication shall be administered and interpreted consistent with such intent and the 409A Policy. Notwithstanding the foregoing, the Company makes no representations that the Awards or the vesting and payments provided by this Agreement are exempt from or comply with Section 409A, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement to the contrary, (i) references to a Participant’s “termination of Employment” and similar terms used in this Agreement mean, to the extent necessary to comply with Section 409A, the date that the Participant first incurs a Separation from Service, and (ii) if at the time of a Participant’s Separation from Service, the Participant is a “specified employee” for purposes of Section 409A, and the payment of the Award under this Agreement as a result of such Separation from Service is required to be delayed by six months pursuant to Section 409A, then the Company will make such payment on the date that is the first day of the seventh month following the Participant’s Separation from Service.
(i)Other Awards. Notwithstanding any other provision of this Agreement, the Company, in its sole discretion, may approve and grant Awards that are not governed by the provisions contained in this Agreement, which Awards shall be subject to the terms of such other agreement or writing specified by the Company as applicable thereto.
(j)Appendix E and Appendix F. Notwithstanding any provisions in this Agreement, for all Participants outside the United States, the grant of the Award shall be subject to the additional terms and conditions set forth in Appendix E, as well as any country-specific terms and conditions for the Participant’s country set forth in Appendix F. Moreover, if
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the Participant relocates outside of the United States, Appendix E will apply to him or her and/or if the Participant relocates to one of the countries included in Appendix F, the additional terms and conditions for such country will apply to him or her, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix E and Appendix F constitute part of this Agreement.
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
APPENDIX A
DEFINITIONS
Section A1.    Definitions. As used in the Agreement, the Appendices, Schedule A and the Award Communication, the following terms will have the respective meanings set forth below, and other capitalized terms used in the Agreement, the Appendices, Schedule A or the Award Communication will have the respective meanings given such capitalized terms in the Agreement, the Appendices, Schedule A, the Award Communication or the Plan.
(a)“409A Policy” means the Company’s Section 409A Compliance Policy, as amended and restated from time to time, or any successor thereto.
(b)“Affiliate” has the meaning given such term by Paragraph 3(b) of the Plan, which states that unless the Committee provides otherwise, “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50% or more, as determined by the Committee in its discretion.
(c)“Agreement” means the [ ] Global Restricted Stock Unit/Restricted Stock Award Agreement, including the Appendices and Schedule A.
(d)“Award” means the Restricted Stock Units or the Restricted Stock granted by the Company to a Participant pursuant to the Plan, the Agreement and the Participant’s Award Communication.
(e)“Award Communication” for a Participant and the Participant’s Award means, collectively, the Participant’s year-end compensation statement for the year preceding the year that includes the Date of Grant (if applicable), and any other written or electronic communication by or on behalf of the Company to the Participant regarding the particular terms of the Participant’s Award, and the LTIA Overview or similar document describing the terms of the Award generally.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means the happening of any of the following:
(i)Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a “Subsidiary”);
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(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of Section A1(h)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or
(ii)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
(iii)The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Company or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Business Combination or any parent or
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subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or
(iv)The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust)) of the Company or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or
(v)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(h)“Clawback Requirements” means one or more of the following: (i) any clawback requirements imposed under applicable laws, rules and regulations (including Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual); (ii) the American Express Company Incentive Compensation Recoupment Policy (as amended or restated from time to time); (iii) the American Express Company Policy for the Recovery of Erroneously Awarded Compensation (as amended or restated from time to time, the “Recovery Policy”); and (iv) any Acknowledgement and Acceptance Form to the Recovery Policy executed the Participant.
(i)“Code” means the U.S. Internal Revenue Code of 1986, as amended and restated from time to time, and includes the applicable Treasury Regulations promulgated and other official guidance issued thereunder.
(j)“Committee” means the Compensation and Benefits Committee of the Board. To the extent that the Committee has delegated its authority to certain officers and
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employees of the Company, references to the Committee with respect to a matter for which the Committee has delegated its authority shall include the officers and employees to whom such authority has been delegated.
(k)“Company” means American Express Company.
(l)“Consent to Detrimental Conduct Provisions” with respect to a Participant means the “Consent to the Application of Forfeiture and Detrimental Conduct Provisions to Incentive Compensation Plan Awards” or similar document, and any successor thereto, executed by the Participant.
(m)“Constructive Termination” has the meaning given such term by the Senior Executive Severance Plan, which generally states that a “Constructive Termination” of a Participant means any termination of the Participant’s Employment by the Participant as a result of Good Reason within two years after a Change in Control, and that “Good Reason” generally means the occurrence of any of the following events without the Participant’s written consent: (i) a material reduction in the Participant’s base salary (except for similar across the board changes affecting all similarly situated employees) or any material reduction in the aggregate of the Participant’s annual and long-term incentive opportunity, in each case from that in effect immediately prior to the Change in Control, (ii) the requirement that the Participant be based more than 50 miles from the location at which the Participant was based immediately prior to the Change in Control and which location is more than 35 miles from the Participant’s residence, (iii) the assignment to the Participant of any duties that are materially inconsistent with the Participant’s duties prior to the Change in Control, or (iv) a significant reduction in the Participant’s position, duties, or responsibilities from those in effect prior to the Change in Control; provided, however, in order for any of the foregoing events to constitute Good Reason, the Participant must notify the Company within 30 days after the occurrence of the event giving rise to a Good Reason and the Company shall have 30 days to remedy the condition, and if remedied by the Company within such 30-day period, no Good Reason shall exist on account of the remedied event.
(n)“Date of Grant” for an Award means the date specified by the applicable Award Communication.
(o)“Defined Termination” has the meaning given such term by the Senior Executive Severance Plan, which states that “Defined Termination” means a Separation from Service within two years after a Change in Control that occurs as a result of either an Involuntary Termination or a Constructive Termination.
(p)“Disability” of a Participant for purposes of Restricted Stock has the meaning given such term by Paragraph 12 of the Plan, which generally states that a Participant shall be deemed to have terminated his or her Employment by reason of “Disability” if the Committee determines that the physical or mental condition of the Participant was such at that time as would entitle the Participant to payment of monthly disability benefits under the long-term disability benefit plan of the Company covering the Participant, or, if the Participant is not eligible for benefits under any long-term disability benefit plan, the Committee determines that the Participant’s physical or mental condition would entitle him or her to benefits under a long-term disability benefit plan of the Company if the Participant were eligible thereunder. “Disability” for purposes of Restricted Stock Units has the meaning given such term by Section 409A, which generally provides that “Disability” of a Participant means either (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to
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result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the employees of the Participant’s employer.
(q)“Early Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 10 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates and the Participant is age 55 or older, but younger than age 62.
(r)“Employment” means employment with the Company or an Affiliate, or engagement in Related Employment.
(s)“EU/UK Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 15 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates.
(t)“Exchange” has the meaning given such term by Paragraph 2(a) of the Plan, which states that “Exchange” means the New York Stock Exchange or such other principal securities market on which the shares are traded.
(u)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and restated from time to time.
(v)“Fair Market Value” of a Company share on a given date shall be the closing price of a Company share reported by the Exchange on the day immediately prior to the given date, or, if there is no such reported closing price on the day immediately prior to the given date, on the last previous day prior to the given date on which such closing price was reported, or such other value as determined by the Committee in accordance with Paragraph 5(b) of the Plan and applicable law.
(w)“Full Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 10 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates and the Participant is age 62 or older.
(x)“Involuntary Termination” has the meaning given such term by the Senior Executive Severance Plan, which generally states that an “Involuntary Termination” of a Participant means any involuntary termination of the Participant’s Employment for reasons other than Good Cause within two years after a Change in Control, and that “Good Cause” generally means the occurrence of any of the following: (i) the Participant’s willful and continued failure to adequately perform substantially all of the duties of the Participant’s Employment; (ii) the Participant’s willful engagement in conduct which is demonstrably and materially injurious to the Company and such of its subsidiaries and affiliated companies and other trades or businesses, monetarily or otherwise; or (iii) the Participant’s conviction of a felony.
(y)“LTIA Overview” for a Participant’s Award means the overview, program, summary, guide or similar document provided by or on behalf of the Company describing certain terms of the Participant’s Award. Generally, new LTIA Overviews are provided each year describing the Awards granted to employees in specified Band levels as part of the Company’s annual award process for that year.
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(z)“Notice Agreement” with respect to a Participant means the “Notice Agreement” or similar document, and any successor thereto, executed by the Participant.
(aa)“Number of Shares” for an Award means the number of shares subject to such Award, as specified in the applicable Award Communication.
(ab)“Participant” means an employee to whom an Award has been granted pursuant to the Plan and the Agreement, and following such employee’s death, the employee’s beneficiary or any person who acquires the right to receive payment of the employee’s Award by bequest or inheritance or by reason of the employee’s death.
(ac)“Performance Period” for an Award means the performance period established by the Committee and set forth in Schedule A.
(ad)“Performance Requirement” for an Award means the performance objectives established by the Committee and set forth in Schedule A.
(ae)“Plan” means the Company’s 2016 Incentive Compensation Plan, as amended and restated from time to time, or any successor thereto.
(af)“Related Employment” has the meaning given such term by Paragraph 14 of the Plan, which generally states that “Related Employment” of an individual means the employment or performance of services by the individual for an employer that is neither the Company nor an Affiliate, provided that (a) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate; (b) immediately prior to undertaking such employment or performance of services, the individual was engaged in Employment; and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment.
(ag)“Restricted Stock” means an Award that is an issuance of shares to a Participant that are subject to vesting conditions, and that are cancelled if the applicable vesting conditions are not satisfied.
(ah)“Restricted Stock Unit” means an Award that is a promise to issue shares to a Participant in the future if the applicable vesting conditions are satisfied.
(ai)“Retirement” means Early Retirement, Full Retirement or Select European Country Retirement.
(aj)“RSU Payout Percentage” means the “RSU Payout Percentage” determined pursuant to Schedule A.
(ak)“Section 409A” means Section 409A of the Code.
(al)“Section 409A Change Event” means a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company, each as defined by Section 409A. Section 409A generally states that (i) a “change in ownership” of a company means that any one person, or more than one person acting as a group, acquires ownership of stock of the company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the company; (ii) a “change in effective control” of a company means (A) that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the company possessing 30% or more of the total voting power
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of the stock of the company, or (B) a majority of members of the company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the company’s board of directors before the date of the appointment or election; and (iii) a “change in ownership of a substantial portion of the assets” of a company means that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the company immediately before such acquisition or acquisitions).
(am)“Securities Act” means the U.S. Securities Act of 1933, as amended and restated from time to time.
(an)“Select European Country Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 15 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates.
(ao)“Senior Executive Severance Plan” means the Company’s Senior Executive Severance Plan, as amended and restated from time to time, or any successor thereto.
(ap)“Separation from Service” has the meaning given such term by Section 409A (and as determined in accordance with the 409A Policy), which generally states that an employee has a “Separation from Service” with an employer if the employee dies, retires, or otherwise has a termination of his or her employment with such employer. Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period.
(aq)“shares” refers to the shares of the Company’s common stock, par value of $.20 per share, or the shares of any other stock of any other class or company into which such shares may thereafter be changed.
(ar)“Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and applicable to the Participant.
(as)“Vesting Date” of an Award means the vesting date specified in the Award Communication for such Award. (For the avoidance of doubt, the Vesting Date of an Award may differ from the last day of the Award’s Performance Period.)
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
APPENDIX B
SECTION 280G TERMS & PROCEDURES
Section B1.    “Best Net” Limitation. In the event that any payment or benefit received or to be received by a Participant under the Agreement in connection with a Change in Control or termination of the Participant’s employment (collectively, the “Payments”), will be subject to the excise tax referred to in Section 4999 of the Code (the “Excise Tax”), then the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of all payments and benefits received or to be received by a Participant in connection with the applicable Change in Control or the termination of the Participant’s employment, whether pursuant to the terms of the Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in such Change in Control or any Person affiliated with the Company or such Person (the “Total Payments”), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments); provided, however, that the Participant may elect in writing to have other components of his or her Total Payments reduced, to the extent permitted by Section 409A, prior to any reduction in the Payments hereunder.
Section B2.    Calculations. For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (i) the Total Payments shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Committee (the “Firm”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(2)(A) or Section 280G(b)(4)(A) of the Code; (ii) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (iii) all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Firm, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Firm in accordance with the principles of Section 280G(d)(3) and Section 280G(d)(4) of the Code. For purposes of determining whether any Payments in respect of a Participant shall be reduced, a Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant’s residence, net of the maximum reduction in federal
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income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Payments are made. The Firm will be paid reasonable compensation by the Company for its services.
Section B3.    Notice of Adjustment. As soon as practicable following a Change in Control, but in no event later than 30 days thereafter, the Company shall provide to each Participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Firm or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
APPENDIX C
COUNTRY-SPECIFIC AWARD PROVISIONS
Section C1.    Countries Where Select European Retirement Applies.
    [ ]
Section C2.    Countries Where Awards of Restricted Stock are Made to Participants Located in such Country Instead of Restricted Stock Units.
    [ ]
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
APPENDIX D
DETRIMENTAL CONDUCT PROVISIONS
Section D1.    Detrimental Conduct. If a current or former employee of, or other individual that provides or has provided services for, the Company or its Affiliates (the “Employee”) engages in Detrimental Conduct, Awards (as defined in Section D7(b) below) previously issued to such Employee may be canceled, rescinded or otherwise restricted and the Company can recover any payments received by and stock delivered to the Employee in accordance with the terms of Section D2. For purposes of this Appendix D, “Detrimental Conduct” means the prohibited conduct described in Section D1(a) through Section D1(g).
(a)    Noncompete. For a one-year period after the last day of active employment if the Employee is a Band 70 or above employee or for a six-month period after the last day of active employment if the Employee is a Band 50 or 60 employee, and during the Employee’s employment with the Company or its Affiliates, the Employee shall not be employed by, provide advice to or act as a consultant for any Competitor. The Company has defined “Competitor” by establishing a specific standard and/or by listing the names of Entities (as defined in Section D7(c) below) on the Company’s Competitor List(s). The Competitor List indicates whether the listed Entities apply to all Employees in all lines of business, departments and job functions and/or in all locations, or whether the listed Entities apply more narrowly, such as to employees in certain lines of business, departments or job functions and/or in certain locations. In addition, Competitors are defined as either Business Unit Wide Competitors or Standard Competitors:
•Business Unit Wide Competitor – if an Entity is designated as a Business Unit Wide Competitor on the Competitor List, an Employee will have violated this non-compete provisions by being employed by, providing advice to or acting as a consultant for any line of business of that Entity in any capacity.
•Standard Competitor – the prohibition against being employed by, providing advice to or acting as a consultant for a Standard Competitor is limited to the line(s) of business, department(s) or job function(s) of the Competitor that compete(s) with the line(s) of business, department(s) or job function(s) of the Company that the former Employee provided services to, supported or managed during the two-year period preceding the date the Employee’s active employment with the Company or its Affiliates terminates.
If the Competitor List does not delineate an Entity as a Standard Competitor, the Entity will be considered a Business Unit Wide Competitor. Where the Competitor List distinguishes between Standard Competitors and Business Unit Wide Competitors, an Employee’s personal list of Competitors will be the sum of:
(i)    all Competitors delineated as “Standard Competitors” on the Competitor List for the particular line(s) of business, department(s) and/or job function(s) that
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the Employee provided services to or managed during the two-year period preceding the date the Employee’s active employment with the Company or its Affiliates terminates; and
(ii)    the Entities delineated on the Competitor List as “Business Unit Wide Competitors” applicable to the line(s) of business, department(s) or job function(s) the Employee provided services to or managed during the two-year period preceding the date his or her active employment with the Company or its Affiliates terminates.
The Company can revise the Competitor List, including the format of the Competitor List, at its discretion at any time and from time to time and as revised will become operative with respect to this Appendix D; a copy of the current Competitor List will be available through Human Resources and/or the Company’s intranet. Notwithstanding anything in this Appendix D to the contrary, the Company shall not make any addition to the Competitor List for a period of two years following the date of a Change in Control.
(b)    Nondenigration. For a one-year period after the Employee’s last day of active employment (the “Restricted Period”) and during his or her employment with the Company or its Affiliates, such Employee or anyone acting at his or her direction may not denigrate the Company or its Affiliates or the Company’s or its Affiliates’ employees to the media or financial analysts. During the Restricted Period, such Employee may not (i) provide information considered confidential or proprietary by the Company to the media or financial analysts or (ii) discuss the Company or its Affiliates with the media or financial analysts, without the explicit prior written permission of the Chief Corporate Affairs Officer. This Section D1(b) shall not be applicable to any truthful statement required by any legal proceeding.
(c)    Nonsolicitation of Employees. During the Restricted Period, the Employee may not employ or solicit for employment any employee of the Company or its Affiliates. In addition, during the Restricted Period such Employee may not advise or recommend to any other person that he or she employ or solicit for employment, any person employed by the Company or its Affiliates for the purpose of employing that person at an Entity at which the Employee is or intends to be (i) employed, (ii) a member of the board of directors, or (iii) providing consulting services.
(d)    Nonsolicitation of Customers. During the Restricted Period, the Employee may not directly or indirectly solicit or enter into any arrangement with any Entity which is, at the time of such solicitation, a significant customer or partner of the Company or its Affiliates for the purpose of engaging in any business transactions of the nature performed or contemplated by the Company or its Affiliates. This Section D1(d) shall apply only to Entities whom the Employee personally serviced while employed by the Company or its Affiliates or Entities the Employee acquired material information about while employed by the Company or its Affiliates.
(e)    Misconduct. During his or her employment with the Company or its Affiliates, the Employee may not engage in any conduct that results in termination of his or her employment for Misconduct. For purposes of this Appendix D, “Misconduct” is (i) material violation of the American Express Company Code of Conduct, (ii) criminal activity, (iii) gross insubordination, or (iv) gross negligence in the performance of duties.
(f)    Confidential Information. During his or her employment with the Company or its Affiliates and after his or her employment with the Company or its Affiliates ends, the Employee may not misappropriate or improperly disclose confidential information or trade secrets of the Company, its Affiliates and their businesses, including, but not limited to, information about customers or partners, marketing or business plans, possible acquisitions or divestitures, potential new products or markets and other data not available to the public.
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Neither this Section D1(f) nor anything else in this Appendix D (i) prohibits an Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions and rules of Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) requires notification or prior approval by the Company of any such report; provided that, an Employee is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, an Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.
(g)    Other Detrimental Conduct. During the Restricted Period, the Employee may not take any actions that the Company reasonably deems detrimental to its interests or those of its Affiliates. To the extent practicable, the Company will request an Employee to cease and desist or rectify the conduct prior to seeking any legal remedies under this Appendix D and will only seek legal remedies if the Employee does not comply with such request. This Section D1(g) shall not be applied to conduct that is otherwise permitted by Section D1(a) through Section D1(f). For example, if an Employee leaves the Company’s employment to work for an Entity that is not a Competitor under Section D1(a), the Company will not claim that employment with that Entity violates Section D1(g). Notwithstanding anything in this Appendix D to the contrary, the prohibition on conduct described in this Section D1(g) shall not be applicable to an Employee from and after his or her last day of active employment, if his or her active employment terminates for any reason (other than for Misconduct) within two years following a Change in Control.
The restrictions in Sections D1(b), D1(c), D1(d), D1(f) and D1(g) apply regardless of whether the Employee is employed by, providing advice to or consulting for a Competitor.
Section D2.    Remedies.
(a)    Repayment of Financial Gain.
(i)    If an Employee fails to comply with the requirements of Section D1(a) through Section D1(g), the Company may cancel any outstanding Awards and recover from the Employee (1) the Amount (as that term is defined in Section D7(a) below) of any gain realized on Stock Options that the Employee exercised, as of the date exercised, (2) the Amount of any payments received by the Employee for Executive AIAs or other Awards granted under the Plan and (3) the Number (as that term is defined in Section D7(e) below) of shares of stock whose restrictions lapsed (or the value of the Number of such shares of stock at the time the restrictions lapsed) pursuant to an award of Restricted Stock or Restricted Stock Units or other Award, during the 24-month period preceding the Employee’s last day of active employment.
(ii)    If an Employee fails to comply with the requirements of Section D1(a) through Section D1(g), the Employee must and agrees to repay the Company, upon demand by the Company, in accordance with the terms of this Section D2, and the Company shall be entitled, to the extent and in the manner permitted by the 409A Policy, to set-off the amount of any such repayment obligation against any amount owed, from any source, to the Employee by the Company or its Affiliates.
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(b)    Other Remedies. The remedy provided pursuant to Section D2(a) shall be without prejudice to the Company’s right to recover any losses resulting from a violation of this Appendix D and shall be in addition to whatever other remedies the Company may have, at law or equity, for violation of the terms of this Appendix D.
Section D3.    Compensation Band Changes. If the Company changes its current system of classifying employees in compensation bands and management tiers, the references to specific bands in this Appendix D will be construed to mean the compensation level(s) and management tiers in the new or revised system that, in the Company’s discretion, most closely approximates these bands and management tiers under the current system.
Section D4.    Involuntary Terminations. This Appendix D will not apply to employees of the Company or its Affiliates who enter into a severance agreement with the Company or its Affiliates or other involuntary terminations as determined by the Company (excluding terminations covered by Section D1(e)).
Section D5.    Court Modification. If any term of this Appendix D is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Appendix D, such term shall be enforceable to the maximum extent possible under applicable law and such court shall reform such term to make it enforceable. If a court does not recognize the Company’s right to revise the Competitor List from time to time as contemplated in Section D1(a), the list of Competitors with respect to an Award will be those Competitors listed as of the date of grant of such Award.
Section D6.    Waivers. The failure of the Company to enforce at any time any term of this Appendix D shall not be construed to be a waiver of such term or of any other term. Any waiver or modification of the terms of this Appendix D will only be effective if reduced to writing and signed by both the Employee and the Chief Executive Officer of the Company.
Section D7.    Definitions. As used in this Appendix D, the following terms will have the respective meanings set forth below.
(a)    “Amount” means the gross amount, before deduction of applicable taxes or other amounts, and includes the gross amount of Executive AIAs, as well as the gross amount of any dividends or dividend equivalents paid to the Employee on awards of Restricted Stock or Restricted Stock Units.
(b)    “Award” means a Restricted Stock, Restricted Stock Unit, Stock Option, Executive AIA or other award issued under the Plan.
(c)    “Entity” or “Entities” mean any corporation, partnership, association, joint venture, trust, government, governmental agency or authority, person or other organization or entity.
(d)    “Executive AIA” means an annual cash bonus award to an Employee in Band 99 under the Plan.
(e)    “Number” means the total number of shares of stock, before reduction for the payment of applicable taxes or other amounts, and includes the total number of any shares of stock paid to the Employee on awards of Restricted Stock or Restricted Stock Units.
(f)    “Restricted Stock,” “Restricted Stock Unit” and “Stock Option” have the respective meanings given such terms in the Plan.
*    *    *    *    *
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
APPENDIX E
TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
*    *    *    *    *
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
APPENDIX F
COUNTRY-SPECIFIC TERMS AND CONDITIONS
Capitalized terms used herein have the meanings given such terms herein or by Appendix A.
Terms and Conditions
This Appendix F includes additional terms and conditions that govern the Award if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the Award, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant. For purposes of clarification and in accordance with Section 9(j) of the Agreement, the provisions of this Appendix F constitute part of the Agreement.
[ ]
*    *    *    *    *
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AMERICAN EXPRESS COMPANY
2016 INCENTIVE COMPENSATION PLAN
_____________________________________________

[ ] GLOBAL RESTRICTED STOCK UNIT/RESTRICTED STOCK AWARD AGREEMENT
_____________________________________________
SCHEDULE A
PERFORMANCE REQUIREMENT
Performance Requirements:
[ ]
Performance Period:
[ ]
Earned Shares:
[ ]
RSU Payout Percentage:
    [ ]
Definitions:
[ ]
*    *    *    *    *
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